EXHIBIT 10.14

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is made and entered into by and between KBS NORTH CREEK, LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to RREEF America REIT II Corp. KK, a Maryland corporation (“Original Landlord”), and ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and shall be effective for all purposes as of the date that this Second Amendment is fully executed (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Lease dated August 5, 2005 originally entered into by and between Original Landlord and Tenant (“Original Lease”), as amended by that certain First Amendment to Lease dated February 1, 2008 (“First Amendment”) (the Original Lease, as amended by the First Amendment, being hereinafter known as the “Lease”), pursuant to which Tenant leases from Landlord certain premises containing 25,440 square feet of space (the “Existing Premises”) in the building located at 11804 North Creek Parkway S, Building 6, Bothell, WA 98011 (the “Building 6”), which is part of that certain building complex known as the North Creek Parkway Center, consisting of six buildings with a total of approximately 205,707 square feet of space located at 18912, 18916, 18804, 18702, 18706, and 11804 North Creek Parkway, Bothell, Washington (the “Building Complex”); and

WHEREAS, the current Term of the Lease expires on January 31, 2011; and

WHEREAS, Landlord and Tenant desire to expand the Existing Premises, extend the Term and further amend the Lease as more particularly described hereinbelow;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained herein and in the Lease, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended as follows:

1.	Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Second Amendment.

2.	Extension of Term. Landlord and Tenant hereby agree to extend the Term of the Lease commencing on September 15, 2010 (the “Extension Term Commencement Date”) and continuing through and expiring on January 31, 2014 (the “Extension Term”), upon and subject to all of the existing terms of the Lease, except as otherwise hereinafter provided.

3.	Expansion. As of the later of (i) October 1, 2010 or (ii) the Substantial Completion (defined in Exhibit C hereto) of the Expansion Improvements (defined below) (such later date being the “Expansion Commencement Date”), the Existing Premises shall be expanded to include that certain 11,214 square feet of office space on the second floor of the 18702 North Creek Parkway S, Building 4, Bothell, WA 98011 (“Building 4”), such space being more particularly described on Exhibit A hereto (the “Expansion Space”). Following the Expansion Commencement Date, the term “Premises” shall mean the Existing Premises and the Expansion Space and shall consist of 36,654 square feet of space in Building 6 and Building 4 of the Building Complex. The Premises is more particularly described on Exhibit B hereto. Building 6 and Building 4 shall hereinafter be collectively known as the “Buildings”.

4.	Annual Rent for Existing Premises. Tenant shall continue to pay Annual Rent in accordance with the terms and conditions of the Lease; provided, however, commencing on the Extension Term Commencement Date and continuing throughout the remainder of the Extension Term, Tenant shall pay Annual Rent for the Existing Premises as set forth in the table below:

Period	Monthly Installment	Rate/rsf/annum

Extension Term Commencement Date - 12/31/2010 (inclusive)	$50,392.40	$23.77NNN
1/01/2011 - 1/31/2011 (inclusive)	$51,897.60	$24.48NNN
2/01/2011 - 1/31/2012 (inclusive)	$41,340.00	$19.50NNN
2/01/2012 - 1/31/2013 (inclusive)	$42,400.00	$20.00NNN
2/01/2013 - 1/31/2014 (inclusive)	$43,460.00	$20.50NNN

5.	Annual Rent for Expansion Space. Commencing on the Expansion Commencement Date and continuing throughout the remainder of the Extension Term, Tenant shall pay Annual Rent for the Expansion Space as set forth in the table below:

Period	Monthly Installment	Rate/rsf/annum

Expansion Commencement Date to 1/31/2012 (inclusive)	$14,484.75	$15.50NNN
2/01/2012 - 1/31/2013 (inclusive)	$14,952.00	$16.00NNN
2/01/2013 - 1/31/2014 (inclusive)	$15,419.25	$16.50NNN

6.	Security Deposit. Tenant currently has deposited with Landlord the sum of $112,370.00 in the form of a letter of credit as a security deposit under the Lease (“Security Deposit”). Accordingly, Tenant agrees to maintain the Security Deposit with Landlord for the remainder of the Extension Term either in a letter of credit or with a cash deposit.

7.	Condition of Existing Premises. Except as otherwise set forth in this Paragraph 7, Landlord has heretofore delivered the Existing Premises to Tenant, and Tenant has and hereby agrees to accept the Existing Premises in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Existing Premises at any time through the expiration of the Extension Term.

8.

Condition of Expansion Space. Except as otherwise set forth in this Paragraph 8, effective on and as of the Expansion Commencement Date, Landlord shall deliver the Expansion Space to Tenant, and Tenant agrees to accept the Expansion Space in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Existing Premises and/or the Expansion Space throughout the remainder of the Term of the Lease. Notwithstanding the foregoing, Landlord shall (a) deliver the Expansion Space in good working order and condition, including, without limitation, all mechanical, electrical, lighting, plumbing, drainage, and life safety systems, (b) complete, at Landlord’s sole cost and expense, on or before December 31, 2010, the repairs and replacements in connection with the Building 4 HVAC system, as set forth in that certain letter to Tenant, dated as of July 20, 2010, a copy of which is attached hereto as Exhibit F, and (c); provided, however, subject to the terms of Exhibit C attached hereto, provide Tenant with an improvement allowance of up to Four Hundred and Thirty-Nine Thousand, Eight Hundred Forty-Eight and No/100 Dollars ($439,848.00) ($12.00 per square foot of space contained in the Existing Premises and the Expansion Space) (the “Expansion Allowance”) to be applied to the cost of performing the Expansion Improvements (as said term is defined on Exhibit C attached hereto) in the Existing Premises and/or the Expansion Space in accordance with and subject to the terms of said Exhibit C. Landlord and Tenant further acknowledge and agree that the tenant improvement

2

allowance and improvements in the Existing Premises as set forth in Paragraph 8 of the First Amendment have been completed and satisfied and that such provisions are hereby deleted in their entirety and are of no further force and effect.

9.	Tenant’s Proportionate Share of Expenses and Taxes. Tenant shall continue to pay for Tenant’s Proportionate Share of Expenses and Taxes, in accordance with Article 4 of the Lease, throughout the Extension Term; provided, however, from and after the Expansion Commencement Date and continuing through the remainder of the Extension Term, for purposes of calculating Tenant’s Proportionate Share of Expenses and Taxes, Tenant’s Proportionate Share shall be (i) 17.82% of the Building Complex, (ii) 100% of Building 6, and (iii) 18.80% of Building 4.

10.	Parking. Effective on and as of the Expansion Commencement Date, the Lease shall be revised to provide that, in addition to the current parking stipulated in Lease, Landlord shall make available to Tenant an additional thirty-six (36) parking spaces (being 3.18 parking spaces per 1,000 square feet of space contained within the Expansion Space), such spaces being uncovered, unreserved surface parking spaces, at no additional charge to Tenant throughout the remainder of the Extension Term.

11.	One Renewal Option at Market. Landlord hereby grants to Tenant one option to renew the Term of the Lease for an additional three (3) years (following the expiration of the Extension Term) in accordance with and subject to the terms and conditions of Exhibit D attached hereto and incorporated herein for all purposes.

12.	Right of First Offer. Landlord hereby grants to Tenant a right of first offer to lease any space in Building 4 in accordance with and subject to the terms and conditions of Exhibit E attached hereto and incorporated herein for all purposes.

13.	Deleted Provisions. Landlord and Tenant hereby agree that the Addendum to Lease attached to the Lease shall be deleted in its entirety and of no further force or effect.

14.	Brokers. Landlord and Tenant each warrant that it has had no dealings with any broker or agent other than Pacific Real Estate Partners, Inc. and Jones Lang LaSalle (collectively, the “Brokers”) in connection with the negotiation or execution of this Second Amendment, and each of Landlord and Tenant agrees to indemnify and hold harmless the other party from and against any and all costs, expenses, or liability for commissions or other compensations or charges claimed by any broker or agent, other than the Brokers, with respect to this Second Amendment.

15.	Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall supersede and control.

16.	Counterparts/Facsimiles. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Second Amendment, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

[SIGNATURE PAGE TO FOLLOW]

3

SIGNATURE PAGE TO SECOND AMENDMENT TO LEASE

BY AND BETWEEN KBS NORTH CREEK, LLC, AS LANDLORD,

AND ALDER BIOPHARMACEUTICALS, INC., AS TENANT

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed, effective as of the Effective Date set forth herein.

LANDLORD:

KBS NORTH CREEK, LLC, a Delaware limited liability company

By:	KBS Capital Advisors, LLC,
a Delaware limited liability company,
its authorized agent

	By:	/s/ Steven Silva
Steven A. Silva,
Senior Vice President

	Date:	Sept. 23, 2010

TENANT:

ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Randall C. Schatzman
Name:	Randall C. Schatzman
Title:	President & CEO

Date:	September 20th, 2010

Signature Page

STATE OF CALIFORNIA	)
)ss.
COUNTY OF SAN FRANCISCO	)

I certify that I know or have satisfactory evidence that Steven A. Silva is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Senior Vice President of KBS Capital Advisors, LLC, a Delaware limited liability company, as the authorized agent of KBS North Creek, LLC, a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:	9/24/10

/s/ Marcus J. Howard
	(Signature)	[SEAL]

Marcus J. Howard
(Print Name)
Notary Public, in and for the State of California, residing at San Francisco
My Commission Expires 7/13/13

STATE OF WASHINGTON	)
)ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Randall C. Schatzman is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President & CEO of ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:	Sept. 20, 2010

/s/ Marilyn N. Singer
	(Signature)	[SEAL]

Marilyn N. Singer
(Print Name)
Notary Public, in and for the State of California, residing at Everett, WA
My Commission Expires January 22, 2013

Signature Page

EXHIBIT A

EXPANSION SPACE

A-1

EXHIBIT B

SITE PLAN FOR PREMISES

B-1

LEASE EXHIBIT FOR ALDER BIO

SUITE 200
14,490 RSF
SUITE 213
1936 RSF
SUITE 212
11,214 RSF
SUITE 208
2,578 RSF
ST

N

2ND FLOOR PLAN

SCALE: 1" = 30'-0"

Freiheit & Ho architects

www.FHOARCH.COM TEL 425 827 2100

PACIFIC REAL ESTATE PARTNERS, INC

FOR LEASING INFORMATION PLEASE CONTACT: 425.974.4000

LEASE PLAN FOR

NORTHCREEK PKWY CTR - BLDG 4

BOTHELL, WA

B-2

EXHIBIT C

WORK LETTER

THIS WORK LETTER is attached as Exhibit C to the Second Amendment between KBS NORTH CREEK, LLC, a Delaware limited liability company, as Landlord, and ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

1. Expansion Improvements. Landlord agrees to furnish or perform those items of construction and those improvements in the Premises and the Expansion Space (collectively, the “Expansion Improvements”) specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph 2 below. Landlord shall pay for the cost of such Expansion Improvements up to the extent of the Expansion Allowance as set forth in Paragraph 8 of this Second Amendment and Paragraph 5 of this Exhibit C, and any additional cost for such Expansion Improvements shall be paid for by Tenant.

2. Space Planner. Landlord will work with a space planner (the “Space Planner”) to prepare certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Expansion Improvements to be installed in the Premises and the Expansion Space by a general contractor selected by Landlord pursuant to this Work Letter. Tenant shall deliver to Space Planner within ten (10) days after the execution of this Second Amendment all necessary information required by the Space Planner to complete the Temporary Plans. Tenant shall have five (5) business days after its receipt of the proposed Temporary Plans to review the same and notify Landlord in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Tenant fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Tenant shall be deemed to have approved the Temporary Plans as submitted. Landlord shall have five (5) business days following its receipt of Tenant’s comments and objections to redraw the proposed Temporary Plans in compliance with Tenant’s request and to resubmit the same for Tenant’s final review and approval or comment within five (5) business days of Tenant’s receipt of such revised plans. Such process shall be repeated twice and if at such time final approval by Tenant of the proposed Temporary Plans has not been obtained, then the process shall continue until such time as Tenant approves the Temporary Plans; provided, however, that such additional iterations of the Temporary Plans shall be at Tenant’s sole cost and expense (subject to reimbursement from the Expansion Allowance). Once Tenant has approved or has been deemed to have approved the Temporary Plans, then the approved (or deemed approved) Temporary Plans shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Premises and the Expansion Space showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises and the Expansion Space beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises and the Expansion Space. The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises and the Expansion Space, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances.

3. Bids. As soon as practicable following the approval of the Final Plans, Landlord shall (i) obtain three (3) written non-binding itemized estimates of the costs of all Expansion Improvements shown in the Final Plans as prepared by three (3) general contractors, one of which shall be selected by Tenant and reasonably approved by Landlord, and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit or other required governmental approvals prerequisite to commencement of construction of such Expansion Improvements (“Permits”). Tenant acknowledges that any cost estimates are prepared by the general contractors and Landlord shall not be liable to Tenant for any inaccuracy in any such estimate. Within five (5) business days after receipt of the written non-binding cost estimates prepared by the general contractors, Tenant shall either (i) give its written approval to the general contractor with the best qualified bid and authorization to proceed with construction or (ii) immediately request the Space Planner to modify or revise the Final Plans in any manner desired by Tenant to decrease the cost of the Expansion Improvements. If Tenant is silent during such five (5) business day period, then Tenant shall be deemed to have approved such general contractor with the best qualified bid as set forth in romanette (i) above. If the Final Plans are revised pursuant to romanette (ii) above, then Landlord shall request that the general contractors provide revised cost estimates to Tenant based upon the revisions to the Final Plans. Such modifications and revisions shall be subject to Landlord’s reasonable approval and shall be in accordance with the standards set forth in Paragraph 2 of this Work Letter. Within ten (10) business days after receipt of the general contractors’ original written cost estimates, Tenant shall give its final approval of the Final Plans to Landlord which shall constitute authorization to commence the construction of the Expansion Improvements in accordance with the Final Plans, as modified or revised. Tenant shall signify its final approval by signing a copy of each sheet or page of the Final Plans and delivering such signed copy to Landlord.

4. Construction. Landlord shall authorize the general contractor with the best qualified bid to commence construction of the Expansion Improvements within ten (10) days following the later of (i) the approval of the Final Plans, or (ii) Landlord’s receipt of any necessary Permits. Landlord shall diligently pursue completion of construction of the Expansion Improvements and use its commercially reasonable efforts to complete construction of the Expansion Improvements as soon as reasonably practicable. Notwithstanding anything in this Lease to the contrary, the Expansion Allowance shall be used only for the construction of the Expansion Improvements and the Soft Costs, as set forth in Paragraph 5 below. If, as a result solely of Tenant Delay, construction of the Expansion Improvements is not completed within nine (9) months following the Effective Date of this Second Amendment (“Construction Termination Date”), then Landlord’s obligation to provide the Expansion Allowance shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Expansion Allowance.

5. Expansion Allowance. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Expansion Improvements up to the amount of the Expansion Allowance. If the amount of the best qualified bid to perform the Expansion Improvements exceeds the Expansion Allowance, Tenant shall bear the cost of such excess (“Excess Costs”) and shall pay the estimated cost of such excess to Landlord prior to commencement of construction of such Expansion Improvements and a final adjusting payment based upon the actual costs of the Expansion Improvements shall be made when the Expansion Improvements are completed. In other words, if the cost of the Expansion Improvements is less than the Expansion Allowance, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Expansion Improvements and the Expansion Allowance. If the cost of the Expansion Improvements is greater than the Expansion Allowance, but less than the Excess Costs, then Landlord shall promptly refund to Tenant the remaining amount of the Excess Costs. Finally, if the cost of the Expansion Improvements is greater than the Expansion Allowance and the Excess Costs, then Tenant shall promptly pay to Landlord the extra costs of the Expansion Improvements in excess of the Expansion Allowance and the Excess Costs. The cost of the permits, working drawings, hard construction costs, fixtures and equipment that are attached to the Premises or Expansion Space in more than a de minimis manner, mechanical and electrical planning, fees, permits, general contract overhead, and a coordination fee payable to Landlord equal to five percent (5%) of the actual costs of construction and such costs or permits, fees, planning and contractor overhead shall be payable out of the Expansion Allowance and shall be included in the cost of the Expansion Improvements. The cost of the Expansion Improvements shall not include any other fees payable to Landlord. Notwithstanding the foregoing, Tenant shall have the right to have up to (but not to exceed) $183,270.00 ($5.00 per square foot) out of such Expansion Allowance disbursed to Tenant as a reimbursement of the actual out-of-pocket moving expenses paid by Tenant to third parties in connection with Tenant’s move to the Premises or Expansion Space, including Tenant’s actual moving expenses and telephone, data and computer wiring and cabling in the Premises or Expansion Space, and purchase and installation of furniture, fixtures and equipment in the Premises or Expansion Space (the “Soft Costs”). In the event Tenant desires any such reimbursement, Tenant shall notify Landlord of the amounts that Tenant wants reimbursed (and Tenant shall include actual copies of invoices reflecting amounts Tenant desires to have reimbursed) prior to the Construction Termination Date. From and after the Construction Termination Date, Landlord’s obligation to provide any portion of Expansion Allowance for Soft Costs shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to reimbursement from the Expansion Allowance for Soft Costs.

6. Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. If Landlord approves Tenant’s requested change, addition, or alteration, the Space Planner shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant. To the extent that any costs of reviewing, redrawing (by the Space Planner) and/or making any requested changes exceed the Expansion Allowance, then such excess shall be deemed Excess Costs payable by Tenant to Landlord upon demand and before execution of the change order.

7. Substantial Completion. “Substantial Completion” of construction of the Expansion Improvements shall be defined as the later of (i) the date upon which Landlord’s Construction Representative (or other consultant engaged by Landlord) determines that the Expansion Improvements have been substantially completed in accordance with the Final Plans except for Punch List items (defined below), unless the completion of the Expansion Improvements was delayed due to any Tenant Delay (defined below), in which case the date of Substantial Completion shall be the date the Expansion Improvements would have been completed, but for the Tenant Delays, and (ii) the date upon which a temporary certificate of occupancy (or its equivalent) is issued for the Premises and Expansion Space by the appropriate governmental authority. The term “Punch List” items shall mean items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant’s use of the Premises and Expansion Space; provided, however, that all Punch List items shall be completed within sixty (60) days of Substantial Completion. After the completion of the Expansion Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of the Expansion Improvements performed on the Premises and Expansion Space. The term “Tenant Delay” shall include, without limitation, any delay in the completion of construction of Expansion Improvements resulting from (i) Tenant’s failure to comply with the provisions of this Work Letter, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing items or materials or other components of the construction of Expansion Improvements, including, without limitation, mill work, that are not building standard, (iii) delay in work caused by submission by Tenant of a request for any change order following Tenant’s approval of the Final Plans, or for the implementation of any change order, or (iv) any delay by Tenant in timely submitting comments or approvals to the Temporary Plans or Final Plans.

EXHIBIT D

ONE RENEWAL OPTION AT MARKET RATE

In the event of any conflict between the terms of this Exhibit D and the Lease, the terms of this Exhibit D shall control.

1. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one option to renew this Lease for a term of three (3) years for all of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a. If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred sixty (360) days prior to the expiration of the then current term of the Lease but no later than the date which is two hundred seventy (270) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such written notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

b. The Annual Rent and Monthly Installment in effect at the expiration of the Extension Term shall be revised to reflect the current fair market rental for comparable space in other similar buildings in the same rental market as of the date the renewal term is to commence, including tenant improvement allowances and leasing commissions to be paid by Landlord, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the proposed Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Exhibit. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant disagrees with Landlord’s proposed Annual Rent and Monthly Installment for the Premises, Tenant shall so advise Landlord in writing, and the parties shall promptly meet and attempt in good faith to resolve their differences. If the parties are unable to agree upon such amounts within thirty (30) days of Landlord’s receipt of Tenant’s notice, then Landlord and Tenant shall each appoint an independent, qualified MAI appraiser experienced in appraising rental rates of similarly situated commercial properties, and the two appraisers shall appoint a third independent, qualified MAI appraiser with similar experience. The appraisers shall, by the agreement of the majority of them, determine in writing the fair market rental of the Premises and the Annual Rent and Monthly Installment for the upcoming renewal term. Such determination shall be binding upon Landlord and Tenant. The appraisers shall have no power to modify the provisions of this Lease. Each party shall pay the fees and expenses of its respective appraiser and both shall share equally in the fees and expenses of the third appraiser.

c. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

d. As the renewal option provided for above is exercised, Tenant shall have no further right to extend the term of the Lease.

D-1

EXHIBIT E

RIGHT OF FIRST OFFER

(a)	The term “Offered Space” shall mean any space on the second (2nd) floor of Building 4, being Suite 200 (14,490 square feet), Suite 208 (2,578 square feet) and Suite 213 (1,936 square feet) as shown on Schedule One to this Exhibit E.

(b)	Provided that as of the date of the giving of the First Offer Notice, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (iii) no event of default or event which but for the passage of time or the giving of notice, or both, would constitute an event of default has occurred and is continuing, if at any time during the Lease Term any portion of the Offered Space is “available for lease” and is unencumbered by any superior rights of any third party (including the party then occupying the Offered Space), then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the one-time right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease. Notwithstanding anything to the contrary in the Lease, the right of first offer granted to Tenant under this Exhibit E shall be subject and subordinate to (i) the superior rights of any other tenants at the Building Complex under existing leases predating this Second Amendment, and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates), whether pursuant to a renewal or extension option in such lease or otherwise.

(c)	Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Exhibit E with respect to the Offered Space designated in the First Offer Notice and execute the Amendment (defined below) within thirty (30) days after the delivery of the First Offer Notice, then Landlord shall be under no further obligation with respect to such space by reason of this Exhibit E; provided, however, that if Landlord shall fail to lease the Offered Space to a bona fide third party within one hundred eighty (180) days after delivery of Tenant’s Notice, then Tenant’s rights pursuant to this Exhibit E shall be re-vested with respect to such Offered Space.

(d)	Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

E-1

(e)	If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Exhibit E with respect to such Offered Space, and Landlord shall be free to lease the Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant; provided, however, that if Landlord shall fail to lease the Offered Space to a bona fide third party within one hundred eighty (180) days after delivery of Tenant’s Notice, then Tenant’s right of first offer shall be automatically revested with respect to such Offered Space.

(f)	In the event that Tenant exercises its rights to any Offered Space pursuant to this Exhibit E, then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “Amendment”).

E-2

SCHEDULE ONE

DESCRIPTION OF OFFERED SPACE

LEASE EXHIBIT FOR
ALDER BIO

SUITE
200
14,490
RSF
SUITE
213
1,936
RSF
SUITE
212
11,214
RSF
SUITE
208
2,578
RSF
ST

2ND FLOOR PLAN

SCALE: 1" = 30'-0"

Freiheit & Ho architects

www.FHOARCH.COM

PACIFIC FOR LEASING INFORMATION PLEASE CONTACT: 425.974.4000

LEASE PLAN FOR

NORTHCREEK PKWY CTR - BLDG 4

BOTHELL, WA

Schedule One - 1